EXHIBIT 10.1

2014 EXECUTIVE BONUS COMPENSATION PLAN (THE “PLAN”)

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Eligibility: The Executive Team, at the respective bonus percentages as approved by the Committee. An executive must remain employed by the Company through 12/31/14, and remain an employee of the Company through the time of the bonus payout to be eligible for a bonus payout. New members of the Executive Team hired during 2014 will be eligible to receive a bonus on a pro rata basis if their start date is before 10/01/14. Should an executive’s offer letter set forth bonus terms that differ from this Plan, the offer letter will supersede the Plan.

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Bonus pool is funded by achievement of corporate objectives based on performance measures in five areas: Revenue; Members; Internal Unique Visitors; Member Page Views; and Earnings before interest, taxes, depreciation and amortization (“EBITDA”). The bonus pool is funded at the average percentage of all of the performance measurements for the Plan.

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For each measurement there are Threshold, Target, and Stretch performance levels. If performance for any measure is below the Threshold performance level, there is no payout with respect to that measure. The potential payout for any measure is capped at the Stretch performance level. For performance achievement between the specified Threshold and Target, and between Target and Stretch performance levels, payouts are interpolated on a straight-line basis.

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Bonus payouts to eligible executives will be based solely on achievement of the bonus pool targets set forth below. Bonuses will be calculated based on the sum of actual salary payments during the eligibility period.

•	Payout of any bonuses under the Plan is formulaic and self-effectuating. Bonuses paid pursuant to the Plan will be subject to all applicable federal, state and local withholding taxes.

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Maximum bonus payout is 150% of each executive’s target bonus percentage. For clarification purposes, if each of the Stretch Payout Targets is met, each executive would receive 150% of his or her target bonus percentage.

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Nothing in the Plan will interfere with or limit in any way the right of LinkedIn to terminate any participant’s employment or service at any time, with or without cause. Employment with LinkedIn (or any parent or subsidiary) is on an at-will basis only.

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Bonuses earned pursuant to the terms of the Plan will be paid no later than the later of (i) March 15 of the year following the year in which the bonus has been earned and is no longer subject to a substantial risk of forfeiture, or (ii) the fifteenth day of the third month of LinkedIn’s fiscal year following LinkedIn’s fiscal year during which the bonus has been earned and is no longer subject to a substantial risk of forfeiture. It is intended that this Plan complies with, or is exempt from, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended and any final regulations and guidance promulgated thereunder (“Section 409A”) so that none of the benefits to be provided under the Plan will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply.

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The Board and/or the Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

Bonus Pool Targets

Corporate Plan	Plan Weight	Threshold- 50% Payout Target	Target - 100% Payout Target	Stretch - 150% Payout Target
Revenue (Total, $MM)	20%	[***]	[***]	[***]
Members (EOY, MM)	20%	[***]	[***]	[***]
Internal Uniques (MM) [1]	20%	[***]	[***]	[***]
Member Page Views (BN)	20%	[***]	[***]	[***]
EBITDA ($MM)	20%	[***]	[***]	[***]
1 Q4 average.

[***] Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential Treatment has been requested with respect to the omitted portions.

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